UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2023

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Latham Group, Inc. 2021 Omnibus Equity Incentive Plan

On May 2, 2023, at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Latham Group, Inc. (the “Company”), the stockholders approved the first amendment (the “First Amendment”) to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Omnibus Equity Plan”), which was previously approved by the Board of Directors of the Company (the “Board”). The First Amendment became effective upon stockholder approval, and provides for (i) an increase by 8,000,000 shares of the share pool, i.e. the maximum number of shares of the Company’s common stock that may be issued pursuant to awards granted under the 2021 Omnibus Equity Plan, (ii) a prohibition on recycling of shares withheld or remitted to pay taxes for all awards, (iii) a minimum vesting period of one year for all awards, with an exception for shares representing 5% of the share pool, and (iv) a prohibition on the transfer of stock options and stock appreciation rights (“SARs”) for value or to third-party financial institutions without stockholder approval.

Except as amended by the First Amendment, the other terms of the 2021 Omnibus Equity Plan remain in full force and effect. A description of the terms of the First Amendment and 2021 Omnibus Equity Plan is included in “Proposal Three: Amendment to the 2021 Omnibus Equity Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2023, which description is incorporated herein by reference. Such description is a summary only and is qualified in its entirety by reference to the full text of the First Amendment and 2021 Omnibus Equity Incentive Plan included in such definitive proxy statement. The First Amendment is attached hereto as Exhibit 10 and is incorporated herein by reference.

Stock Appreciation Rights

On March 1, 2023, the Compensation Committee of the Board approved annual equity award grants under the 2021 Omnibus Equity Plan to officers and other employees. A portion of the annual equity awards granted to our executive officers included SARs for an aggregate of 790,181 shares of common stock, with a strike price of $3.24 per share, which were subject to stockholder approval of the First Amendment at the Annual Meeting because the Company did not have enough shares of common stock in the share pool to support such grant as of such date. On May 2, 2023, following stockholder approval of the First Amendment at the Annual Meeting, the foregoing SARs awards to our executive officers became effective without condition. The form of Stock Appreciation Right Award Agreement used for such awards was filed as Exhibit 10.15 to Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 7, 2023.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 2, 2023. At the Annual Meeting, the stockholders:

(1)	Elected the three Class II director nominees, with each director to hold office until the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service;

(2)	Ratified the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

(3)	Approved the First Amendment.

Set forth below are the final voting results for each matter presented to stockholders at the Annual Meeting.

Proposal 1: Election of Class II Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert D. Evans	85,133,259	18,779,118	2,237,990
William M. Pruellage	84,906,739	19,005,638	2,237,990
Scott M. Rajeski	90,370,536	13,541,841	2,237,990

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
106,147,692	1,970	705

Proposal 3: Approval of Amendment to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
103,273,068	454,717	184,592	2,237,990

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10*	First Amendment to the Latham Group, Inc. 2021 Omnibus Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith. Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2023

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President

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